Exhibit 4.3



               1993 Non-Employee Directors Stock Option Plan

  ______________________________________________________________________

                              MEDIMMUNE, INC.
                        1993 Non-Employee Directors
                             Stock Option Plan
  ______________________________________________________________________

                       TABLE OF CONTENTS
                                                             Page

ARTICLE I   PURPOSE                                             1

ARTICLE II  DEFINITIONS                                         1

ARTICLE III ADMINISTRATION                                      2

ARTICLE IV  SHARES OF STOCK SUBJECT TO PLAN                     2

          4.1
          Number of Shares                                      2
          4.2
          Antidilution                                          2
          4.3
          Change in Control                                     2

ARTICLE V   OPTIONS                                             3

          5.1  Grant of Option                                  3
          5.2  Option Price                                     3
          5.3  Vesting and Term of Option                       3
          5.4  Option Exercise                                  3
          5.5  Nontransferability of Option                     3

ARTICLE VI  TERMINATION OF SERVICE                              4

          6.1 Death                                             4
          6.2 Disability                                        4
          6.3 Removal for Cause                                 4
          6.4 Other Termination of Service                      4

ARTICLE VII STOCK CERTIFICATES                                  4

          7.1 Issuance of Certificates                          4
          7.2 Conditions                                        4
          7.3 Legends                                           5

ARTICLE VIII   EFFECTIVE DATE, TERMINATION AND AMENDMENT        5
          8.1 Effective Date                                    5
          8.2 Termination                                       5
          8.3 Amendment                                         5

ARTICLE IX  MISCELLANEOUS                                       6

          9.1 Service on Board                                   6
          9.2 Rights as Shareholder                              6
          9.3 Plan Binding on Successors                         6
          9.4 Construction and Interpretation                    6
          9.5 Severability                                       6
          9.6 Governing Law                                      6

                              MEDIMMUNE, INC.

       1993 Non-Employee Directors Stock Option Plan


                         ARTICLE I

                          PURPOSE

          1.1 The MedImmune, Inc. 1993 Non-Employee Directors Stock Option Plan is intended to advance the interests of MedImmune, Inc. and its stockholders by attracting, retaining and motivating the performance of non-employee directors of MedImmune, Inc., and to encourage and enable such directors to acquire and retain a proprietary interest in MedImmune, Inc. by ownership of its stock.


                         ARTICLE II

                        DEFINITIONS

     2.1  "Board" means the Board of Directors of the Company.

     2.2  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Common Stock" means the Company's Common Stock, par value $.01 per share.

     2.4  "Company" means MedImmune, Inc.

     2.5 "Date of Grant" means the date on which an Option is granted in accordance with Section 5.1 hereof.

     2.6 "Fair Market Value" means the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System (or other principal exchange in which the Common Stock is then traded) on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on NASDAQ or a securities exchange on the date as of which fair market value is to be determined, the Board shall determine in good faith the fair market value in whatever manner it considers appropriate.


     2.7 "Non-Employee Director" means any member of the Board who is not an employee of the Company.

     2.8  "Option" means a stock option granted under the Plan.

     2.9 "Optionee" means a person to whom an Option has been granted, which Option has not expired under the Plan.

     2.10 "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with
Section 5.2 hereof.

     2.11 "Plan" means the MedImmune, Inc. 1993 Non-Employee Directors Stock Option Plan.

     2.12 "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.


                        ARTICLE III

                       ADMINISTRATION

     Subject to the express provisions of the Plan, the Board shall have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Board shall be conclusively binding for all purposes and upon all persons. Notwithstanding the foregoing, the Board shall have no discretionary authority with respect to the determination of the number of shares of Common Stock, the Option Price and the Date of Grant of any Option granted under the Plan. The Board shall not be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.


                         ARTICLE IV

              SHARES OF STOCK SUBJECT TO PLAN

     4.1 Number of Shares. Subject to adjustment pursuant to the provisions of this Article IV, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 250,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

     4.2 Antidilution. Subject to Section 4.3 hereof, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holders' election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Board may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate.

     4.3 Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent that is shall not otherwise have become exercisable, shall become fully and immediately vested and exercisable (without regard to the otherwise applicable installment exercise requirement under Section 5.3 hereof); provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

     For purposes of this Section 4.3, a "change in control" of the Company shall mean (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation,
(iii) a sale or other transfer of substantially all of the assets of the Company to another corporation or (iv) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors that results in any person or entity (other than persons who are stockholders of the Company at the time the Plan is approved by the stockholders and other than a corporation or other trade or business that is controlled by or under common control with the Company, determined in accordance with the principles of Sections 414(b) and 414(c) of the Code and the regulations thereunder) owning 80 percent or more of the combined voting power, or 80 percent or more of the total value, of all classes of stock of the Company.


                         ARTICLE V.
                          OPTIONS

     5.1 Grant of Option. Each Non-Employee Director shall receive a grant of an Option to purchase 20,000 shares of Common Stock on the date he first becomes a member of the Board. In addition to the foregoing, each Non-Employee Director shall receive a grant of an Option to purchase 5,000 shares of Common Stock on each June 30 during the term of such Non-Employee Director, provided such Non-Employee Director has been a member for at least one year. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Board to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

     5.2 Option Price. The Option Price of each share of Common Stock subject to an Option shall be 100 percent of the Fair Market Value of a share of Common Stock on the trading date immediately preceding the Date of Grant.

     5.3 Vesting and Term of Option. An Option shall vest and become exercisable in cumulative annual installments, each of which shall relate to 25 percent of the total number of shares of an Option award, beginning on the first anniversary of Date of Grant, provided that the Optionee is a member of the Board on such date. The period during which a vested Option may be exercised shall be ten years from the Date of Grant.

     5.4 Option Exercise. An Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise of (iii) by a combination of such cash and such Common Stock.

     5.5 Nontransferability of Option. No Option shall be transferred by an Optionee other than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

                                ARTICLE VI

                          TERMINATION OF SERVICE

     6.1 Death. If and Optionee shall die at any time after the Date of Grant and while he is a member of the Board, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 5.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Section 5.3 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of such Optionee's death and shall not have been previously exercised.

     6.2 Disability. If an Optionee's service as a member of the Board shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Section 5.3 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such Optionee's disability and shall not have been previously exercised.

     6.3 Removal for Cause. If an Optionee shall be removed from the Board for cause, the Optionee's right to exercise any unexercised portion of his Option shall immediately terminate and all rights thereunder shall cease. An Optionee shall be considered to have been removed for "cause" for purposes of this Section 6.3 when he shall have been removed from the Board by the stockholders of the Company for cause in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company.

     6.4 Other Termination of Service. If an Optionee's service as a member of the Board shall be terminated for any reason other than death, permanent and total disability or removal for cause, the Optionee shall have the right, during the period ending three months after such termination (subject to Section 5.3 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination of service and shall not have been previously exercised.


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                                ARTICLE VII

                            STOCK CERTIFICATES

     7.1 Issuance of Certificates. Subject to Section 7.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the
Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares.

     7.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

          (a) The completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall in its sole discretion deem necessary or advisable;

          (b) The obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall in its sole discretion determine to be necessary or advisable;

          (c) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience;

          (d) Satisfaction by the Optionee of any applicable withholding taxes or other withholding liabilities; and

          (e) If required by the Board, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.



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     7.3  Legends.  The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.


                        ARTICLE VII

         EFFECTIVE DATE, TERMINATION AND AMENDMENT

     8.1 Effective Date. The Plan shall become effective after its adoption by the Board and on the date of its approval by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company.

     8.2 Termination. The Plan shall terminate on the tenth anniversary of the date the Plan is approved by the stockholders of the Company. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

     8.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that (i) the Board may not act more than once every six months to amend the provisions of the Plan relating to the determination of the number of shares of Common Stock, the Option Price or the Date of Grant of any Option under the Plan; and (ii) the approval of the Company's stockholders will be required for any amendment that (a) changes the class of persons eligible for the grant of Options, (b) increases (other than as described in Section 4.2 or 4.3 hereof) the maximum number of shares of Common Stock subject to Options granted under the Plan, as specified in Section 4.1 hereof, or (c) materially increases the benefits accruing to Optionees under the Plan, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of

Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.


                         ARTICLE IX

                       MISCELLANEOUS

     9.1 Service on Board. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Non-Employee Director the right to continue service as a member of the Board.

     IV.2 Rights as Shareholder. An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     9.3 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

     9.4 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     9.5 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.


     9.6 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.


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